UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form 8-K/A
Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 8, 2023
Illumina, Inc.
(Exact name of registrant as specified in its charter)

001-35406
(Commission File Number)

Delaware	33-0804655
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification No.)

5200 Illumina Way, San Diego, CA 92122
(Address of principal executive offices) (Zip code)

(858) 202-4500
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	ILMN	The Nasdaq Global Select Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13a of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On June 13, 2023, Illumina, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Original 8-K”) to report that the Board of Directors (the “Board”) of Illumina had appointed Charles Dadswell, the Company’s then current General Counsel, to serve as interim Chief Executive Officer, effective immediately, to serve until the Board’s search for a permanent Chief Executive Officer is completed. Mr. Dadswell also continues to serve as the Company’s General Counsel.
This Current Report on Form 8-K/A (this “Amended 8-K”) amends and supplements the Original 8-K filed by Illumina, and is being filed to provide information required pursuant to Items 5.02 of Form 8-K.
On July 12, 2023, in light of Mr. Dadswell’s increased responsibilities as interim CEO, the Board approved additional compensation for fiscal year 2023 for Mr. Dadswell. Mr. Dadswell’s current, pre-adjustment compensation includes: (i) an annual base salary of $600,000; (ii) a target annual bonus of 60% of base salary; and (iii) annual equity grants consisting of restricted stock units and performance stock units with a value of $2,750,000. The additional fiscal year 2023 compensation will take the form of a stipend of $50,000 per month, retroactive to June 1, 2023, and, due to the expected requirement of Mr. Dadswell to provide transition services, running through the end of the month in which the permanent CEO is appointed. In addition, Mr. Dadswell’s target bonus will be 100% of base salary for the period of time in which he serves as interim CEO. The achievement of his target bonus will depend on the Company’s achievement of certain revenue and operating income objectives, subject to the Board’s negative discretion.
Mr. Dadswell has no family relationship with any directors or executive officers of the Company, nor are there any arrangements or understandings between Mr. Dadswell and any other persons pursuant to which he was selected as an officer of the Company. There are no related party transactions between Mr. Dadswell and the Company reportable under Item 5.02 of Form 8-K and Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ILLUMINA, INC.
Date:	July 18, 2023	By:	/s/ JOYDEEP GOSWAMI
		Name:	Joydeep Goswami
		Title:	Chief Financial Officer, Chief Strategy and Corporate Development Officer